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                                                                     EXHIBIT 5.3




                                 April 27, 2001




El Paso Corporation
El Paso Capital Trust III

                  Re:  El Paso Capital Trust III

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for El Paso Capital Trust III, a Delaware business trust (the "Trust") in connection with the proposed issuance of its preferred securities (the "Preferred Securities"). For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

                  1. The Certificate of Trust for the Trust, dated as of December 11, 1997 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 11, 1997;

                  2. The Restated Certificate of Trust for the Trust, dated as of August 3, 1998 as filed in the Office of the Secretary of State on August 3, 1998;

                  3. The Restated Certificate of Trust for the Trust, dated as of April 18, 2001 as filed in the Office of the Secretary of State on April 18, 2001 and the Corrected Amended and Restated Certificate of Trust relating thereto filed on April 23, 2001;

                  4. The original Declaration of Trust of the Trust dated as of December 11, 1997 by and among El Paso Energy Corporation (now known as El Paso Corporation), as Sponsor, Chase Manhattan Bank Delaware, as Delaware Trustee and the Administrative Trustees named therein (the "Original Declaration");

                  5. The First Amendment to Declaration of Trust dated as of August 5, 1998 among El Paso Energy Corporation, as Sponsor, Chase Manhattan Bank, as Delaware Trustee
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El Paso Corporation
El Paso Capital Trust III
April 27, 2001
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and the Administrative Trustees named therein (the "First Amendment");

                  6. The Second Amendment to Declaration of Trust dated as of April 18, 2001, among El Paso Corporation, as Sponsor, Chase Manhattan Bank USA, National Association, as Delaware Trustee and the Administrative Trustees named therein (the "Second Amendment");

                  7. The Form S-3 Registration Statement, dated as of April 27, 2001, relating to the distribution of Preferred Securities under specified Rules of the Securities Act of 1933, as amended (the "Registration Statement");

                  8. A declaration by the Sponsor replacing an Administrative Trustee effective as of February 1, 1998; and

                  9. A Certificate of Good Standing for the Trust, dated April 27, 2001, obtained from the Secretary of State.

                  The documents referred to in paragraphs (1) through (6) above referred to as the "Agreements and individually as an "Agreement".

                  As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

                  Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Business Trust Act") and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                  2. When and if (a) a declaration amending and restating the Original Declaration (the "Declaration") has been duly authorized, executed and delivered by each of the parties thereto (including without limitation all of the parties to the Original Declaration), which Declaration sets forth the terms of the Preferred Securities, and otherwise complies in all respects with the Business Trust Act, (b) appropriate action has been taken to duly authorize the issuance and fix the terms of the Preferred Securities under the Declaration, and, subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Preferred Securities will have been duly authorized by the Declaration, and when the Preferred
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El Paso Corporation
El Paso Capital Trust III
April 27, 2001
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Securities with the terms so fixed shall have been duly and validly issued and sold in accordance with the Declaration and the Registration Statement, and in a manner consistent therewith (including, without limitation and if applicable, due execution and authentication thereof under the Declaration), such Preferred Securities, will represent valid, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

                  3. When and if the actions referred to in paragraph 2 have occurred and assuming that the Declaration does not otherwise provide, the holders of Preferred Securities, as beneficial owners of Preferred Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Preferred Securities may be obligated to the extent provided in the Declaration to, among other things that may be so stated in the Declaration, (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing Preferred Securities, if any, and the issuance of replacement certificates representing Preferred Securities, and (b) provide security or indemnity in connection with requests of or directions to the Trustees to exercise their rights and powers under the Declaration.

                  All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                           a. The foregoing opinions are limited to the laws of
the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                           b. We have assumed the due execution and delivery by
each party listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Administrative Trustees) of each document examined by us, and that each of such parties has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties (exclusive of the Trust and the Administrative Trustees) to each of the Agreements is a corporation, bank, national banking association, business trust or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the documents to which they are a party do not (x) result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them, or (y) require under any law, statute, rule, or regulation any filing with, or any

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El Paso Corporation
El Paso Capital Trust III
April 27, 2001
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approval or consent of, any governmental authority. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                           c. We have assumed that all signatures on documents
examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                           d. We have assumed that the Original Declaration, the
First Amendment and the Second Amendment do, and the Original Declaration and Declaration will, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.

                           e. We have assumed that all of the Agreements
constitute legal, valid, binding and enforceable obligations of each of the parties thereto under the stated law of governance of such agreements.

                           f. We have assumed that the Preferred Securities will
be issued in accordance with the Declaration and the Registration Statement. We have assumed further that the terms of the Declaration will provide that the Preferred Securities are undivided beneficial interests in the assets of the Trust.

                           g. We note that we do not assume responsibility for
the contents of the Registration Statement.

                           h. Except as expressly set forth in the opinions
above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, any of the Agreements.

                  This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Andrews and Kurth L.L.P. may rely on this opinion in connection with the matters set forth herein for its opinions delivered on even date herewith.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In giving the foregoing consents, we


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El Paso Corporation
El Paso Capital Trust III
April 27, 2001
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do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ POTTER ANDERSON & CORROON






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